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                                                                    Exhibit 23.6


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 1997 with respect to the financial statements at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 of Security Capital Atlantic Incorporated, which is incorporated by reference in the Registration Statement on Form S-3 of Security Capital Group Incorporated for the registration of $1,000,000,000 in debt and equity securities.


                                                  /s/ Ernst & Young LLP
                                                      Ernst & Young LLP


Dallas Texas
September 24, 1998